Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8 No. 333-185947) of Altisource Asset Management Corporation,
2.Registration Statement (Form S-8 No. 333-194112) of Altisource Asset Management Corporation,
3.Registration Statement (Form S-8 No. 333-236151) of Altisource Asset Management Corporation, and
4.Registration Statement (Form S-8 No. 333-251561) of Altisource Asset Management Corporation;

of our report dated March 29, 2024, with respect to the consolidated financial statements of Altisource Asset Management Corporation included in this Annual Report (Form 10-K) of Altisource Asset Management Corporation for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Atlanta, Georgia
March 29, 2024